UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2023

TerrAscend Corp.

(Exact name of Registrant as Specified in Its Charter)

Canada	000-56363	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3610 Mavis Road
Mississauga, Ontario, Canada		L5C 1W2
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 855 837-7295

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	TRSSF	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 20, 2023, TerrAscend Growth Corp., formerly Gage Growth Corp. (“TerrAscend Growth”), a wholly owned subsidiary of TerrAscend Corp. (the “Corporation”), entered into a subscription agreement (the “Subscription Agreement”) with TerInvest LLC (the “Investor”) pursuant to which TerrAscend Growth has agreed, subject to the terms and conditions contained therein, to issue TerrAscend Growth class A shares (the “TerrAscend Growth Common Shares”) to the Investor in exchange for US$1,000,000 (the “Investment”). Closing of the Investment is expected to occur following the Meeting (as defined below), subject to certain closing conditions including the Corporation obtaining the Shareholder Approval (as defined below) and the Corporation having obtained conditional approval from the Toronto Stock Exchange for the listing of the Corporation’s common shares on the TSX (the “TSX Listing”). Following the closing of the Investment, the TerrAscend Growth class B shares (the “TerrAscend Growth Class B Shares”) held by the Corporation will automatically be exchanged for non-voting non-participating exchangeable shares (the “Non-Voting Shares”) of TerrAscend Growth, representing approximately 99.8% of the issued and outstanding shares of TerrAscend Growth on an as-converted basis. The Non-Voting Shares do not carry any voting rights, rights to receive dividends or other rights upon dissolution of TerrAscend Growth.

TerrAscend Growth will retain an option to repurchase, at any time, all of the TerrAscend Growth Common Shares that are held by the Investor at a price per TerrAscend Growth Common Share calculated in accordance with a formula set forth in the Subscription Agreement (the “Aggregate Repurchase Price”). The Aggregate Repurchase Price will be payable by TerrAscend Growth to the Investor in either cash or common shares of the Corporation, as determined in the sole discretion of the Investor, subject to compliance with applicable law.

In addition, the Investor will retain an option to, at any time on or after the five year anniversary of the closing of the Investment and upon four months’ advanced written notice, sell all of its TerrAscend Growth Common Shares to TerrAscend Growth at a price per TerrAscend Growth Common Share calculated in accordance with a formula set forth in the Subscription Agreement, which will be payable in either cash or common shares of the Corporation, as determined in the sole discretion of the Investor, subject to compliance with applicable law.

The Investor has the right to appoint one director (the “Investor Nominee”) to the board of directors of TerrAscend Growth (the “TerrAscend Growth Board”) until such time as the Investor holds less than 10% of the issued and outstanding TerrAscend Growth Common Shares. The Corporation has the right to appoint one director (the “TerrAscend Nominee”) to the TerrAscend Growth Board. The TerrAscend Growth Board currently consists of two directors and will be filled by the Investor Nominee and the TerrAscend Nominee on closing of the Investment.

The foregoing descriptions of the Subscription Agreement and Protection Agreement do not purport to be complete and are qualified in their entirety by reference to the Subscription Agreement and the Protection Agreement, copies of which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

As a result of the limited rights associated with the Non-Voting Shares that the Corporation will hold following the closing of the Investment, the Corporation and TerrAscend Growth have entered into a protection agreement (the “Protection Agreement”) that contains certain negative covenants designed to preserve the value of the Non-Voting Shares until such time as the Non-Voting Shares are converted into TerrAscend Growth Common Shares but does not provide the Corporation with the ability to direct the business, operations or activities of TerrAscend Growth.

In addition, the Protection Agreement requires TerrAscend Growth to, among other things: (a) maintain its good standing and qualification to conduct business in its jurisdiction of incorporation and in any other jurisdiction in which it is so qualified; and (b) obtain and maintain all third party or other consents, waivers, permits, exemptions, orders, approvals, agreements, amendments or confirmations that are required in order to maintain material contracts and in order to permit the conversion of the Non-Voting Shares into TerrAscend Growth Common Shares.

The Protection Agreement also includes various information rights that require TerrAscend Growth to notify the Corporation of certain specified developments and provide ongoing monthly and annual financial information. TerrAscend Growth is also required to prepare and operate in accordance with an annual budget approved by the Corporation that complies with certain mandatory requirements for liquidity, EBITDA and cash flow as set forth in the Protection Agreement.

The Corporation intends to hold its annual general and special meeting of shareholders on June 22, 2023 (the “Meeting”) at which the Corporation’s shareholders will be asked to consider, among other things, a special resolution authorizing TerrAscend Growth to issue and sell the TerrAscend Growth Common Shares to the Investor, which shall be deemed, for purposes of section 184(3) of the Business Corporations Act(Ontario), to be a sale of all or substantially all of the assets of the Corporation (the “Transaction Proposal”). The Transaction Proposal must be approved by at least 66⅔% of the votes cast by TerrAscend shareholders present in person or represented by proxy at the Meeting (the “Shareholder Approval”). If the Transaction Proposal is not approved, the Investment will not close and the TSX Listing will not be completed.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1*	Subscription Agreement dated April 20, 2023 by and between TerrAscend Growth Corp. and TerInvest LLC.
10.2*	Protection Agreement dated April 20, 2023 by and between TerrAscend Growth Corp. and TerrAscend Corp.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain portions of this exhibit have been omitted because they are both (i) not material and (ii) the type of information the Corporation treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	By: